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                                   Exhibit 1.3

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

                                                     ARTICLES OF AMENDMENT      CLAUSES MODIFICATRICES
Canada Business            Loi sur les societes        (SECTION 27 OR 171)           (ARTICLE 27 OU 171)
Corporations Act           commerciales canadiennes
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

1 - Name of Corporation  - Denomination de la societe                  2 - Corporation No. - No de la societe

         SHADOWFAX RESOURCES INC.                                      108563


3 - The articles of the above-named corporation are amended            Les statuts de la societe ci-haut mentionnee sont modifies
      as follows:                                                      de la Facon suivante:

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    The name of the Corporation is changed to Docu-Fax International Inc.




Date                       Signature                 Description of Office - Description du poste

April 4/90                                                             President

                                                     FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE
                                                                                SEULEMENT
                                                     Filed - Deposee   Apr - 9 1990

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